Exhibit 99

Restaurant Brands International Inc. Reports First Quarter 2017 Results

Oakville, Ontario – April 26, 2017 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the first quarter ended March 31, 2017.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “This quarter, we are excited to have completed our acquisition of POPEYES®, an iconic brand with a rich Louisiana heritage. We also continued to grow our TIM HORTONS® and BURGER KING® brands, increasing system-wide sales despite relatively flat comparable sales growth, through continued net restaurant growth around the world. We remain confident in our strategies to accelerate comparable sales growth and to grow franchisee profitability for each of our three brands for years to come.”

First Quarter 2017 Highlights:

•	Total Revenues of $1,000.6 million versus $918.5 million in prior year period

•	Net Income Attributable to Common Shareholders of $50.2 million versus $50.0 million in prior year period

•	Diluted EPS of $0.21 versus $0.21 in prior year period

•	Comparable sales growth, in constant currency, of (0.1)% at Tim Hortons (“TH”), (0.1)% at Burger King (“BK”), and (0.2)% at Popeyes Louisiana Kitchen (“PLK”)

•	System-wide sales growth, in constant currency, of 3.3% at TH and 6.2% at BK

•	Adjusted EBITDA of $443.3 million was up 6.8% on an organic basis versus prior year results

•	Adjusted Diluted EPS of $0.36 was up 20.0% versus prior year results

•	RBI declared dividends of $0.19 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2017

Consolidated Operational Highlights

	Three Months Ended March 31,
	2017	2016
	(unaudited)
Comparable Sales Growth(1)
TH	(0.1)%	5.6%
BK	(0.1)%	4.6%
PLK(2)	(0.2)%	1.6%
Net Restaurant Growth(3)
TH	4.6%	3.2%
BK	5.1%	4.3%
PLK(2)	5.8%	6.4%
System Restaurant Count at Period End
TH	4,644	4,438
BK	15,768	15,008
PLK(2)	2,743	2,592
System-wide Sales Growth(1)
TH	3.3%	7.9%
BK	6.2%	10.0%
System-wide Sales(4) (in US$ millions)
TH	$1,514.0	$1,424.7
BK	$4,477.0	$4,236.8

(1)	Comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	PLK figures are shown for informational purposes only. Comparable sales growth is for the period from December 26, 2016 through March 27, 2017 for the current period, and from December 28, 2015 through April 17, 2016 for the comparative period. Net restaurant growth is for the period from April 17, 2016 through March 27, 2017 for the current period, and from April 19, 2015 through April 17, 2016 for the comparative period. Restaurant count is as of March 27, 2017 for the current period, and as of April 17, 2016 for the comparative period, inclusive of temporary closures.
(3)	Commencing in the first quarter of 2017, we are presenting net restaurant growth on a percentage basis, reflecting the net increase in restaurant count (openings, net of closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. This presentation has been applied retrospectively to the earliest period presented to provide period-to-period comparability. Previously, we presented net restaurant growth as the number of new restaurants opened, net of closures, during a stated period.
(4)	System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Note: As a result of the acquisition of PLK, we have three operating segments: Tim Hortons, Burger King, and Popeyes Louisiana Kitchen. Our financial results and operational highlights will be disclosed based on these segments each quarter. Comparable sales growth will also be provided quarterly for each brand’s largest respective country of operations, which as of March 31, 2017 were TH Canada, BK US, and PLK US. Country-level system restaurant counts will also be provided annually for a few of each brand’s largest markets.

Comparable sales growth at each of TH, BK, and PLK was relatively flat during the three months ended March 31, 2017, including an impact of approximately (1%) due to a leap day in the prior-year period. Improvement in net restaurant growth at TH and BK illustrates our acceleration of new restaurant development around the world, and contributed to system-wide sales growth for the three months ended March 31, 2017.

Consolidated Financial Highlights

PLK revenues and segment income for the period from the acquisition date of March 27, 2017 through March 31, 2017 were not material to our consolidated financial statements, and therefore, are not included in our consolidated statement of operations for the three months ended March 31, 2017. PLK revenues and segment income for this period will be included in our consolidated statement of operations for the three months ending June 30, 2017.

	Three Months Ended March 31,
(in US$ millions, except per share data)	2017	2016
	(unaudited)
Total Revenues	$1,000.6	$918.5
Net Income Attributable to Common Shareholders	$50.2	$50.0
Diluted Net Income Attributable to Common Shareholders and Noncontrolling Interests(5)	$98.7	$99.9
Diluted Earnings per Share	$0.21	$0.21

TH Adjusted EBITDA(6)	$256.2	$227.8
BK Adjusted EBITDA(6)	$187.1	$180.0

Adjusted EBITDA(7)	$443.3	$407.8

Adjusted Net Income(7)	$170.6	$142.1
Adjusted Diluted Earnings per Share(7)	$0.36	$0.30

(5)	Includes net income attributable to common shareholders and net income attributable to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership.
(6)	TH Adjusted EBITDA and BK Adjusted EBITDA are our measures of segment income.
(7)	Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.

Total Revenues for the first quarter grew primarily as a result of system-wide sales growth at both TH and BK, along with favorable FX movements. Net Income Attributable to Common Shareholders for the quarter was driven by growth in segment income, offset by non-recurring transaction costs as a result of the Popeyes acquisition.

Adjusted EBITDA for the quarter grew 6.8%, excluding the impact of FX movements, driven primarily by revenue growth.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2017	2016
	(unaudited)
Comparable Sales Growth(1)	(0.1)%	5.6%
System-wide Sales Growth(1)	3.3%	7.9%
System-wide Sales(4)	$1,514.0	$1,424.7

Net Restaurant Growth(3)	4.6%	3.2%
System Restaurant Count at Period End	4,644	4,438

Sales	$527.4	$467.3
Franchise and Property Revenues	$206.2	$190.5

Total Revenues	$733.6	$657.8

Cost of Sales	$402.5	$372.0
Franchise and Property Expenses	$77.7	$69.7
Segment SG&A(8)	$25.1	$16.2
Segment Depreciation and Amortization(9)	$25.1	$25.1
Adjusted EBITDA(6)(10)	$256.2	$227.8

(8)	Segment selling, general and administrative expenses (“Segment SG&A”) includes segment selling expenses and segment general and administrative expenses.
(9)	Segment depreciation and amortization consists of depreciation and amortization included in cost of sales and franchise and property expenses.
(10)	TH Adjusted EBITDA includes $2.8 million of cash distributions received from equity method investments in each of the three months ended March 31, 2017 and 2016.

For the first quarter of 2017, system-wide sales growth was driven by net restaurant growth of 4.6%, slightly offset by comparable sales growth, which declined modestly by (0.1)%, primarily driven by a slight decline in Canada comparable sales growth of (0.2)%.

Total Revenues for the quarter grew 11.5% (8.2% excluding the impact of FX movements) versus prior year, primarily as a result of system-wide sales growth.

Adjusted EBITDA for the quarter grew 12.5% (9.0% excluding the impact of FX movements) versus prior year, primarily as a result of Total Revenues growth.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2017	2016
	(unaudited)
Comparable Sales Growth(1)	(0.1)%	4.6%
System-wide Sales Growth(1)	6.2%	10.0%
System-wide Sales(4)	$4,477.0	$4,236.8

Net Restaurant Growth(3)	5.1%	4.3%
System Restaurant Count at Period End	15,768	15,008

Sales	$23.0	$23.2
Franchise and Property Revenues	$244.0	$237.5

Total Revenues	$267.0	$260.7

Cost of Sales	$20.9	$18.6
Franchise and Property Expenses	$33.3	$32.1
Segment SG&A(8)	$38.2	$42.0
Segment Depreciation and Amortization(9)	$12.5	$12.0
Adjusted EBITDA(6)	$187.1	$180.0

For the first quarter of 2017, system-wide sales growth was driven by net restaurant growth of 5.1%, slightly offset by comparable sales growth of (0.1)%, which was primarily driven by a decline in US comparable sales growth of (2.2)% offset by growth in other markets.

Total Revenues for the quarter grew 2.4% (2.6% excluding the impact of FX movements) versus prior year, primarily as a result of system-wide sales growth.

Adjusted EBITDA for the quarter grew 3.9% (4.1% excluding the impact of FX movements) versus prior year, primarily as a result of Total Revenues growth.

Cash and Liquidity

As of March 31, 2017, total debt was $10.1 billion, and net debt (total debt less cash and cash equivalents of $0.9 billion) was $9.2 billion. These figures include the February 2017 Term Loan refinancing and the incremental debt incurred in connection with the Popeyes acquisition. On April 26, 2017, the RBI Board of Directors declared a dividend of $0.19 per common share and Class B exchangeable limited partnership unit of Restaurant Brands International Limited Partnership for the second quarter of 2017. The dividend will be payable on July 6, 2017 to shareholders and unitholders of record at the close of business on May 15, 2017.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Wednesday, April 26, 2017, to review financial results for the first quarter ended March 31, 2017. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors

Markus Sturm, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. (“RBI”) is one of the world’s largest quick service restaurant companies with more than $27 billion in system-wide sales and over 23,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management’s current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about RBI’s confidence in its strategies to accelerate comparable sales growth and to grow franchisee profitability for each of its three brands for years to come. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Sales	$550.4	$490.5
Franchise and property revenues	450.2	428.0

Total revenues	1,000.6	918.5

Cost of sales	423.4	390.6
Franchise and property expenses	111.0	101.8
Selling, general and administrative expenses	121.9	73.2
(Income) loss from equity method investments	(5.7)	(18.5)
Other operating expenses (income), net	13.8	40.8

Total operating costs and expenses	664.4	587.9

Income from operations	336.2	330.6
Interest expense, net	111.4	115.1
Loss on early extinguishment of debt	20.4	—

Income before income taxes	204.4	215.5
Income tax expense	37.8	47.2

Net income	166.6	168.3

Net income attributable to noncontrolling interests	48.9	50.8
Preferred share dividends	67.5	67.5

Net income attributable to common shareholders	$50.2	$50.0

Earnings per common share
Basic	$0.21	$0.22
Diluted	$0.21	$0.21
Weighted average shares outstanding
Basic	234.7	230.0
Diluted	476.5	468.4
Dividends per common share	$0.18	$0.14

Memo: Basic earnings per common share is determined by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

For the three months ended March 31, 2017 and 2016, diluted EPS of $0.21 and $0.21 per share, respectively, includes $50.2 million and $50.0 million of net income attributable to common shareholders and $48.5 million and $49.9 million of net income attributable to noncontrolling interests related to the Class B exchangeable limited partnership units of Restaurant Brands International Limited Partnership (“Partnership exchangeable units”), respectively.

The diluted earnings per share calculation assumes conversion of 100% of the Partnership exchangeable units to RBI common shares under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$923.9	$1,460.4
Accounts and notes receivable, net of allowance of $16.1 million and $14.3 million, respectively	362.0	403.5
Inventories, net	83.3	71.8
Advertising fund restricted assets	85.7	57.7
Prepaids and other current assets	122.2	103.6

Total current assets	1,577.1	2,097.0

Property and equipment, net of accumulated depreciation and amortization of $507.2 million and $474.5 million, respectively	2,140.4	2,054.7
Intangible assets, net	10,293.5	9,228.0
Goodwill	5,787.3	4,675.1
Net investment in property leased to franchisees	85.3	91.9
Derivative assets	659.8	717.9
Other assets, net	279.0	260.3

Total assets	$20,822.4	$19,124.9

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$391.4	$369.8
Other accrued liabilities	496.4	469.3
Gift card liability	139.1	194.4
Advertising fund liabilities	137.9	83.3
Current portion of long term debt and capital leases	110.1	93.9

Total current liabilities	1,274.9	1,210.7

Term debt, net of current portion	9,531.5	8,410.2
Capital leases, net of current portion	226.5	218.4
Other liabilities, net	806.0	784.9
Deferred income taxes, net	2,089.2	1,715.1

Total liabilities	13,928.1	12,339.3

Redeemable preferred shares; no par value; 68,530,939 shares authorized, issued and outstanding at March 31, 2017 and December 31, 2016	3,297.0	3,297.0

Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2017 and December 31, 2016; 235,479,654 shares issued and outstanding at March 31, 2017; 234,236,678 shares issued and outstanding at December 31, 2016	1,987.0	1,955.1
Retained earnings	453.3	445.7
Accumulated other comprehensive income (loss)	(666.6)	(698.3)

Total Restaurant Brands International Inc. shareholders’ equity	1,773.7	1,702.5
Noncontrolling interests	1,823.6	1,786.1

Total shareholders’ equity	3,597.3	3,488.6

Total liabilities, redeemable preferred shares and shareholders’ equity	$20,822.4	$19,124.9

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$166.6	$168.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43.4	42.1
Non-cash loss on extinguishment of debt	17.9	—
Amortization of deferred financing costs and debt issuance discount	8.5	9.7
(Income) loss from equity method investments	(5.7)	(18.5)
Loss (gain) on remeasurement of foreign denominated transactions	10.4	28.0
Net losses on derivatives	5.8	3.5
Share-based compensation expense	16.5	6.4
Deferred income taxes	15.3	—
Other	3.6	8.5
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	47.8	33.8
Inventories and prepaids and other current assets	(8.4)	(79.0)
Accounts and drafts payable	14.6	(6.0)
Advertising fund restricted assets and fund liabilities	27.2	(15.7)
Other accrued liabilities and gift card liability	(82.6)	3.6
Other long-term assets and liabilities	(5.3)	(1.4)

Net cash provided by operating activities	275.6	183.3

Cash flows from investing activities:
Payments for property and equipment	(4.1)	(5.6)
Proceeds from disposal of assets, restaurant closures, and refranchisings	6.8	7.2
Net payment for purchase of Popeyes, net of cash acquired	(1,635.9)	—
Return of investment on direct financing leases	4.1	4.1
Settlement/sale of derivatives, net	5.2	(1.1)
Other investing activities, net	(0.8)	2.2

Net cash provided by (used for) investing activities	(1,624.7)	6.8

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,300.0	—
Repayments of long-term debt and capital leases	(319.9)	(17.2)
Payment of financing costs	(31.8)	—
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(145.9)	(128.3)
Proceeds from stock option exercises	8.0	6.5
Other financing activities, net	(1.1)	3.1

Net cash provided by (used for) financing activities	809.3	(135.9)

Effect of exchange rates on cash and cash equivalents	3.3	13.9
Increase (decrease) in cash and cash equivalents	(536.5)	68.1
Cash and cash equivalents at beginning of period	1,460.4	757.8

Cash and cash equivalents at end of period	$923.9	$825.9

Supplemental cashflow disclosures:
Interest paid	$80.1	$82.4
Income taxes paid	$24.1	$47.6
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$13.7	$5.4

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer for TH and BK and 65 weeks or longer for PLK. System-wide sales growth and comparable sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

	Three Months Ended March 31,
Comparable Sales Growth by Largest Market	2017	2016
TH - Canada	(0.2)%	5.6%
BK - US	(2.2)%	4.2%
PLK - US(1)	(0.4)%	1.0%

(1)	PLK figures are shown for informational purposes only. Comparable sales growth is for the period from December 26, 2016 through March 27, 2017 for the current period, and from December 28, 2015 through April 17, 2016 for the comparative period.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2017	2016
Segment SG&A TH	$25.1	$16.2
Segment SG&A BK	38.2	42.0
Share-based compensation and non-cash incentive compensation expense	18.5	7.9
Depreciation and amortization	5.7	4.9
PLK Transaction costs	34.4	—
Integration costs	—	2.2

Selling, general and administrative expenses	$121.9	$73.2

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2017	2016
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(1)	$2.9	$15.3
Litigation settlements and reserves, net	—	0.7
Net losses (gains) on foreign exchange(2)	10.4	24.1
Other, net	0.5	0.7

Other operating expenses (income), net	$13.8	$40.8

(1)	Net losses on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures, and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(2)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest, (gain) loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes and integration costs associated with the acquisition of Tim Hortons. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments. PLK revenues and segment income for the period from the acquisition date of March 27, 2017 through March 31, 2017 was not material to our consolidated financial statements, and therefore are not included in our consolidated statement of operations for the three months ended March 31, 2017. PLK segment income for this period will be included in our consolidated statement of operations for the three months ending June 30, 2017.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and original issue discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the impact of FX movements. We calculate the impact of FX movements by translating current year results at prior year monthly average exchange rates.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended March 31, 2017

(Unaudited)

	Actual		Q1 ‘17 vs. Q1 ‘16		Impact of FX Movements	Organic Growth
(in US$ millions)	Q1 ‘17	Q1 ‘16	$	%	$	$	%
Calculation:		A	B		C	B-C=D	D/A
Revenue
TH	$733.6	$657.8	$75.8	11.5%	$21.8	$54.0	8.2%
BK	$267.0	$260.7	$6.3	2.4%	$(0.6)	$6.9	2.6%

Total Revenues	$1,000.6	$918.5	$82.1	8.9%	$21.2	$60.9	6.6%

Adjusted EBITDA
TH	$256.2	$227.8	$28.4	12.5%	$8.0	$20.4	9.0%
BK	$187.1	$180.0	$7.1	3.9%	$(0.2)	$7.3	4.1%

Adjusted EBITDA	$443.3	$407.8	$35.5	8.7%	$7.8	$27.7	6.8%

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

(Unaudited)

(in US$ millions)	Three Months Ended March 31,
	2017	2016
Segment income:
TH	$256.2	$227.8
BK	187.1	180.0

Adjusted EBITDA	443.3	407.8
Share-based compensation and non-cash incentive compensation expense(1)	18.5	7.9
PLK Transaction costs(2)	34.4	—
Integration costs(3)	—	2.2
Impact of equity method investments(4)	(2.9)	(15.7)
Other operating expenses (income), net	13.8	40.8

EBITDA	379.5	372.6
Depreciation and amortization	43.3	42.0

Income from operations	336.2	330.6
Interest expense, net	111.4	115.1
Loss on early extinguishment of debt	20.4	—
Income tax expense	37.8	47.2

Net income	$166.6	$168.3

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Three Months Ended March 31,
	2017	2016
Net income	$166.6	$168.3
Income tax expense	37.8	47.2

Income before income taxes	204.4	215.5
Adjustments:
Franchise agreement amortization	6.9	6.7
Amortization of deferred financing costs and original issue discount	8.5	9.7
Interest expense and loss on extinguished debt(5)	23.5	3.2
PLK Transaction costs(2)	34.4	—
Integration costs (3)	—	2.2
Impact of equity method investments(4)	(2.9)	(15.7)
Other operating expenses (income), net	13.8	40.8

Total adjustments	84.2	46.9
Adjusted income before income taxes	288.6	262.4

Adjusted income tax expense(6)	50.5	52.8

Adjusted net income before preferred share dividends	238.1	209.6

Preferred share dividends	67.5	67.5

Adjusted net income	$170.6	$142.1

Adjusted diluted earnings per share	$0.36	$0.30

Weighted average diluted shares outstanding	476.5	468.4

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2016 and 2017 cash bonus, respectively.

(2)	In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses during the three months ended March 31, 2017, primarily consisting of professional fees and compensation related expenses.

(3)	In connection with the implementation of initiatives to integrate the back-office processes of TH and BK to enhance efficiencies, we incurred certain non-recurring selling, general and administrative expenses related to these initiatives during the three months ended March 31, 2016, primarily consisting of professional fees.

(4)	Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(5)	Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(6)	Adjusted income tax expense for the three months ended March 31, 2017 and 2016 includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.